Exhibit 32.1

EAGLEPICHER HOLDINGS, INC. AND ITS SUBSIDIARIES
EXCLUDING EAGLEPICHER TECHNOLOGIES, LLC

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of EaglePicher Holdings, Inc. (the “Company”) on Form 10-K for the period ended November 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bert Iedema, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ BERT IEDEMA	Date: March 14, 2005
Bert Iedema, President and Chief Executive Officer